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                                                                     EXHIBIT 5.1

ORANGE AND ROCKLAND   One Blue Hill Plaza, Pearl River, New York 10965

G. D. CALIENDO
Senior Vice President,
General Counsel and Secretary
914-577-2424
914-577-2008 (FAX)



                                   May 1, 1997



Orange and Rockland Utilities, Inc.
One Blue Hill Plaza
Pearl River, New York  10965

                  Re:      Orange and Rockland Utilities, Inc.  -
                           Registration of 500,000 Shares of Common Stock

Ladies and Gentlemen:

         I am Senior Vice President, General Counsel and Secretary of Orange and Rockland Utilities, Inc. (the "Company") and have acted as counsel to the Company in connection with the proposed issuance and sale by the Company of up to 500,000 shares of Common Stock, par value $5.00 per share (the "Stock") pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"), and with the Company's Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission for the purpose of registering the Stock to be sold pursuant to the Plan under the Securities Act of 1933, as amended (the "Act").

         As such counsel, I have examined such corporate records, certificates and other documents as I have considered necessary for the purposes of this opinion. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as copies and the authenticity of the originals of such latter documents. As to any facts material to my opinion, I have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents and discussions with officers of the Company.

         Upon the basis of the foregoing examination and subject to the limitations contained herein, I am of the opinion that the Stock to be sold pursuant to the Plan will be validly authorized and legally issued and fully paid and non-assessable when (i) the Registration Statement shall have become and remain effective under the Act and (ii) shares of the Stock shall have been duly credited to Plan participants by the agent for the participants and, with respect to certificated shares of Stock, the certificates for the Stock shall have been duly executed, countersigned, registered and delivered and, in each case, the consideration for the Stock shall have been paid to the Company.
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Orange and Rockland Utilities, Inc.
May 1, 1997
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         I consent to the filing of this opinion with and as part of the
Registration Statement (including any amendments thereof) and to the use of my name therein and in the related Prospectus under the caption "Legal Opinion."

                                         Very truly yours,





                                         /s/ G. D. Caliendo
                                         --------------------------------------
                                             G. D. Caliendo